Exhibit 10.2

AMENDED AND RESTATED PLEDGE AGREEMENT

THIS AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of August 2, 2013 (as amended, modified, restated or supplemented from time to time, this “Pledge Agreement”) is by and among the parties identified as “Pledgors” on the signature pages hereto and the Subsidiaries of The Providence Service Corporation, a Delaware corporation (the “Borrower”), from time to time party hereto (individually a “Pledgor”, and collectively the “Pledgors”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (defined below).

W I T N E S S E T H

WHEREAS, pursuant to that certain Credit and Guaranty Agreement dated as of March 11, 2011 (as amended, supplemented and otherwise modified prior to the date hereof, the “Existing Credit Agreement”) among the Borrower, the guarantors party thereto, the lenders party thereto (the “Existing Lenders”) and the Administrative Agent, the Existing Lenders required, as a condition precedent to their entering into the Existing Credit Agreement and making extensions of credit to or for the account of the Borrower thereunder, the Borrower and the guarantors party thereto to execute that certain pledge agreement dated as of March 11, 2011 (as amended, supplemented and otherwise modified prior to the date hereof, the “Existing Pledge Agreement”);

WHEREAS, the Lenders have agreed to amend and restate the Existing Credit Agreement pursuant to the Amended and Restated Credit and Guaranty Agreement dated as of the date hereof (as amended, restated, modified, extended, increased, renewed or replaced from time to time, the “Credit Agreement”) among the Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent; and

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans and to participate in Letters of Credit under the Credit Agreement that the Pledgors agree to amend and restate the Existing Pledge Agreement in accordance with the terms of this Pledge Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Definitions.

(a)     Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Credit Agreement.

(b)     As used herein, the following terms shall have the meanings assigned thereto in the UCC (as defined below): Accession, Financial Asset, Proceeds and Security.

(c)     As used herein, the following terms shall have the meanings set forth below:

“Administrative Agent” has the meaning provided in the introductory paragraph hereof.

“Pledged Collateral” has the meaning provided in Section 2 hereof.

“Pledged Shares” has the meaning provided in Section 2 hereof.

“Secured Obligations” means, without duplication, (i) the Obligations (as defined in the Credit Agreement) and (ii) all reasonable and documented out-of-pocket costs and expenses incurred in connection with enforcement and collection of the Secured Obligations described in the foregoing clause (i), including, without limitation, reasonable and documented attorneys’ fees and disbursements.

“Secured Parties” means, collectively, the Lenders, the Swap Banks, the Treasury Management Banks and any other holder of the Secured Obligations, and “Secured Party” means any one of them.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York, except as such term may be used in connection with the perfection of the Pledged Collateral and then the applicable jurisdiction with respect to such affected Pledged Collateral shall apply.

2.     Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Pledgor hereby grants, pledges and assigns to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right to set-off against, any and all right, title and interest of such Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Pledged Collateral”):

(a)     Pledged Shares. (i) One hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Equity Interests owned by such Pledgor of each Domestic Subsidiary set forth on Schedule 2(a) attached hereto and (ii) sixty-five percent (65%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding shares of Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Voting Equity”) and one hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Non-Voting Equity”) owned by such Pledgor of each Foreign Subsidiary directly owned by such Pledgor set forth on Schedule 2(a) attached hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto (collectively, together with the Equity Interests described in Section 2(b) and 2(c) below, the “Pledged Shares”), including, but not limited to, the following:

(A)     all shares, securities, membership interests and other Equity Interests or other property representing a dividend or other distribution on or in respect of any of the Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a stock split, revision, reclassification or other exchange therefor, and any other dividends, distributions, subscriptions, warrants, cash, securities, instruments, rights, options or other property issued to or received or receivable by the holder of, or otherwise in respect of, the Pledged Shares; and

(B)     without affecting the obligations of the Pledgors under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger involving the issuer of any Pledged Shares and in which such issuer is not the surviving entity, all Equity Interests of the successor entity formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of a Pledgor.

(b)     Additional Shares. (i) One hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Equity Interests owned by such Pledgor of any Person that hereafter becomes a Domestic Subsidiary and (ii) sixty-six percent (66%) (or, if less, the full amount owned by such Pledgor) of the Voting Equity and one hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the Non-Voting Equity owned by such Pledgor of any Person that hereafter becomes a Foreign Subsidiary directly owned by such Pledgor, including, without limitation, the certificates (or other agreements or instruments) representing such Equity Interests.

(c)     Accessions and Proceeds. All Accessions and all Proceeds of any and all of the foregoing.

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Pledgor may from time to time hereafter deliver additional Equity Interests to the Administrative Agent as collateral security for the Secured Obligations. Upon delivery to the Administrative Agent, such additional Equity Interests shall be deemed to be part of the Pledged Collateral of such Pledgor and shall be subject to the terms of this Pledge Agreement whether or not Schedule 2(a) is amended to refer to such additional Equity Interests.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Pledge Agreement shall not constitute a grant of a security interest in any Excluded Property or in any of the following property (collectively with the Excluded Property, the “Excluded Assets”): any other property to the extent that and for so long as such grant of a security interest (A) is prohibited by any applicable law or requirement of law of a Governmental Authority, (B) requires a consent not obtained of any Governmental Authority pursuant to applicable law or (C) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such applicable law or requirement of law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law (including without limitation, Section 9-406, 9-407, 9-408 and 9-409 of the UCC); provided, that any proceeds or receivable or any money or other amounts due or to become due under any such contract, license, agreement, instrument or other document or shareholder or similar agreement shall not be deemed excluded from the grant of security interest under this Pledge Agreement. In addition, the agreements in Section 4, the representations and warranties in Section 5 and the covenants in Section 6 with respect to certain assets of the Pledgors hereunder will be deemed to apply to only those assets which are not Excluded Assets.

3.     [Intentionally Omitted].

4.     Delivery of the Pledged Collateral. Each Pledgor hereby agrees that:

(a)     Delivery of Certificates. Each Pledgor shall deliver to the Administrative Agent (i) simultaneously with or promptly following the execution and delivery of this Pledge Agreement, all certificates representing the Pledged Shares of such Pledgor and (ii) promptly upon the receipt thereof by or on behalf of a Pledgor, all other certificates and instruments constituting Pledged Collateral of a Pledgor. Prior to delivery to the Administrative Agent, all such certificates and instruments constituting Pledged Collateral of a Pledgor shall be held in trust by such Pledgor for the benefit of the Administrative Agent pursuant hereto. All such certificates and instruments shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a) attached hereto.

(b)     [Reserved]

(c)     Financing Statements. To that end, each Pledgor authorizes the Administrative Agent to prepare and file one or more financing statements (including continuation statements and amendments thereof), with collateral descriptions broader, including without limitation “all assets, whether now owned or hereafter acquired” and/or “all personal property, whether now owned or hereafter acquired” collateral descriptions, and/or less specific than the description of the Pledged Collateral contained herein, disclosing the Administrative Agent’s security interest in any or all of the Pledged Collateral of such Pledgor without such Pledgor’s signature thereon, and further each Pledgor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other Person whom the Administrative Agent may designate, as such Pledgor’s attorney-in-fact with full power and for the limited purpose to sign in the name of such Pledgor any such financing statements (including renewal or continuation statements), amendments and supplements, notices or any similar documents that in the Administrative Agent’s reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as the Secured Obligations remain unpaid (other than in respect of unasserted indemnification and expense reimbursement obligations that survive the termination of this Pledge Agreement or obligations and liabilities under any Secured Swap Agreement or any Secured Treasury Management Agreement, in each case, not yet due and payable) and until the Commitments relating thereto shall have been terminated.

5.     Representations and Warranties. Each Pledgor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that so long as any of the Secured Obligations remains outstanding (other than in respect of unasserted indemnification and expense reimbursement obligations that survive the termination of this Pledge Agreement or obligations and liabilities under any Secured Swap Agreement or any Secured Treasury Management Agreement, in each case, not yet due and payable) and until all of the Commitments relating thereto have been terminated:

(a)     Authorization of Pledged Shares. The Pledged Shares are duly authorized and validly issued, are fully paid and, to the extent applicable, nonassessable and are not subject to the preemptive rights of any Person.

(b)     Title. Each Pledgor has good and indefeasible title to the Pledged Collateral of such Pledgor and is the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Permitted Liens. There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Pledged Shares of such Pledgor other than Permitted Liens.

(c)     Exercising of Rights. The exercise by the Administrative Agent of its rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction binding on or affecting a Pledgor or any of its property.

(d)     Pledgor’s Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority or with the issuer of any Pledged Collateral or any other Person is required either (i) for the pledge made by a Pledgor or for the granting of the security interest by a Pledgor pursuant to this Pledge Agreement (except as have been already obtained) or (ii) for the exercise by the Administrative Agent or the Secured Parties of their rights and remedies hereunder (except as may be required by the UCC or applicable foreign laws or laws affecting the offering and sale of securities).

(e)     Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Administrative Agent for the benefit of the Secured Parties, in the rights of each Pledgor in the Pledged Collateral. The taking of possession by the Administrative Agent of the certificates representing the Pledged Shares and all other certificates and instruments constituting Pledged Collateral will perfect and establish the first priority of the Administrative Agent’s security interest in the Pledged Shares consisting of certificated securities of Domestic Subsidiaries and, when properly perfected by filing a UCC financing statement or registration, in all other Pledged Collateral to the extent such security interest can be perfected by filing a financing statement under the UCC, free and clear of all Liens.

(f)     Partnership and Membership Interests. None of the Pledged Shares consisting of partnership or limited liability company interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC unless certificates evidencing such Pledged Shares have been delivered to the Administrative Agent pursuant to Section 4 hereof or a, (iii) is an investment company security, (iv) is held in a securities account or (v) is a medium for investment (other than an interest in a partnership or limited liability company for which certificates evidencing such Pledged Shares have been delivered to the Administrative Agent pursuant to Section 4 hereof) that by its terms expressly provides that it is a Security subject to Article 8 of the UCC.

(g)     No Other Interests. As of the date hereof, no Pledgor owns any Equity Interests in any Subsidiary other than as set forth on Schedule 2(a) attached hereto.

6.     Covenants. Each Pledgor hereby covenants, that so long as any of the Secured Obligations remain outstanding (other than in respect of unasserted indemnification and expense reimbursement obligations that survive the termination of this Pledge Agreement or obligations and liabilities under any Secured Swap Agreement or any Secured Treasury Management Agreement, in each case, not yet due and payable) and until all of the Commitments relating thereto have been terminated, such Pledgor shall:

(a)     Books and Records. Mark its books and records (and shall cause the issuer of the Pledged Shares of such Pledgor to mark its books and records) to reflect the security interest granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Pledge Agreement.

(b)     Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral of such Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Pledged Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral of such Pledgor or any interest therein, except as permitted under the Credit Agreement and the other Loan Documents.

(c)     Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be necessary and desirable or that the Administrative Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor (including, without limitation, any and all action necessary to satisfy the Administrative Agent that the Administrative Agent has obtained a first priority perfected security interest in all Pledged Collateral); (ii) enable the Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral of such Pledgor; and (iii) otherwise effect the purposes of this Pledge Agreement, including, without limitation and if requested by the Administrative Agent in writing, delivering to the Administrative Agent upon its request after the occurrence of an Event of Default, irrevocable proxies in respect of the Pledged Collateral of such Pledgor.

(d)     Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral of such Pledgor or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral of such Pledgor other than pursuant hereto or as may be permitted under the Credit Agreement.

(e)     Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by such Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral of such Pledgor.

(f)     Issuance or Acquisition of Equity Interests. Not, without executing and delivering, or causing to be executed and delivered pursuant to the terms hereof, to the Administrative Agent such agreements, documents and instruments as the Administrative Agent may reasonably request for the purpose of perfecting its security interest therein, issue or acquire any Equity Interests constituting Pledged Collateral consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) is a medium for investment (other than an interest in a partnership or limited liability company for which certificates evidencing such Equity Interests have been delivered to the Administrative Agent pursuant to Section 4 hereof) that by its terms expressly provides that it is a Security subject to Article 8 of the UCC.

7.     Advances by Secured Parties. On failure of any Pledgor to perform any of the covenants and agreements contained herein which constitutes an Event of Default and while such Event of Default is continuing, the Administrative Agent may, at its sole option and in its sole discretion, upon notice to the Pledgors, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures that the Administrative Agent or the Secured Parties may make for the protection of the security hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Pledgors on a joint and several basis (subject to Section 24 hereof) promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate. No such performance of any covenant or agreement by the Administrative Agent or the Secured Parties on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgors of any Default or Event of Default. The Secured Parties may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

8.     Remedies.

(a)     General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent and the Secured Parties shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by law (including, without limitation, levy of attachment and garnishment), the rights and remedies of a secured party under the Uniform Commercial Code of the jurisdiction applicable to the affected Pledged Collateral.

(b)     Sale of Pledged Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section 8 and without notice, the Administrative Agent may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Administrative Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, any Secured Party may in such event, bid for the purchase of such securities. Each Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to such Pledgor, in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least ten Business Days before the time of such sale. The Administrative Agent shall not be obligated to make any sale of Pledged Collateral of such Pledgor regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c)     Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgors recognize that the Administrative Agent may be unable or deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any of the securities constituting Pledged Collateral and that the Administrative Agent may, therefore, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may be at prices and on other terms less favorable than the prices and other terms that might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act of 1933, as amended (the “Securities Act”) or under applicable state securities laws. Each Pledgor further acknowledges and agrees that any offer to sell such Pledged Collateral that has been publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act), notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and the Administrative Agent may, in such event, bid for the purchase of such Pledged Collateral.

(d)     Retention of Pledged Collateral. To the extent permitted under applicable law, in addition to the rights and remedies hereunder, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Pledged Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have accepted or retained any Pledged Collateral in satisfaction of any Secured Obligations for any reason.

(e)     Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Secured Parties are legally entitled, the Pledgors shall be jointly and severally liable (subject to Section 24 hereof) for the deficiency, together with interest thereon at the Default Rate, together with the reasonable and documented costs of collection and attorneys’ fees and expenses. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

9.     Rights of the Administrative Agent.

(a)     Power of Attorney. Each Pledgor hereby designates and appoints the Administrative Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of such Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i)      to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Pledged Collateral, all as the Administrative Agent may deem reasonably appropriate;

(ii)     to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral and enforcing any other right in respect thereof;

(iii)    to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv)    to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Pledged Collateral;

(v)     to direct any parties liable for any payment in connection with any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(vi)    to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral;

(vii)   to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral;

(viii)  to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may reasonably deem appropriate in order to perfect and maintain the security interests and liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated therein;

(ix)     to exchange any of the Pledged Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may deem reasonably appropriate;

(x)      to vote for a shareholder or member resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Collateral into the name of the Administrative Agent or one or more of the Secured Parties or into the name of any transferee to whom the Pledged Collateral or any part thereof may be sold pursuant to Section 8 hereof; and

(xi)     to do and perform all such other acts and things as the Administrative Agent may reasonably deem appropriate or convenient in connection with the Pledged Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations shall remain outstanding (other than in respect of unasserted indemnification and expense reimbursement obligations that survive the termination of this Pledge Agreement or obligations and liabilities under any Secured Swap Agreement or any Secured Treasury Management Agreement, in each case, not yet due and payable) and until all of the Commitments relating thereto shall have been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Pledged Collateral.

(b)     Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Pledged Collateral and any portion thereof to a successor agent in accordance with the Credit Agreement, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Pledge Agreement in relation thereto.

(c)     The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Administrative Agent hereunder and to account for all proceeds thereof, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Pledgors shall be responsible for preservation of all rights in the Pledged Collateral, and the Administrative Agent shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering the surrender of it to the Pledgors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any of the Pledged Collateral.

(d)     Voting Rights in Respect of the Pledged Collateral.

(i)     So long as no Event of Default shall have occurred and be continuing, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; and

(ii)     Upon the occurrence and during the continuance of an Event of Default and upon notice to Pledgors from the Administrative Agent, all rights of a Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to paragraph (i) of this subsection shall cease and all such rights shall thereupon become vested in the Administrative Agent, which shall then have the sole right to exercise such voting and other consensual rights.

(e)     Dividend Rights in Respect of the Pledged Collateral.

(i)     So long as no Event of Default shall have occurred and be continuing and subject to Section 4(b) hereof, each Pledgor may receive and retain any and all dividends and distributions (other than stock dividends and other dividends and distributions constituting Pledged Collateral addressed hereinabove) or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Credit Agreement.

(ii)     Upon the occurrence and during the continuance of an Event of Default:

(A)     all rights of a Pledgor to receive the dividends, distributions and interest payments that it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this subsection shall cease and all such rights shall thereupon be vested in the Administrative Agent, which shall then have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and

(B)     all dividends and interest payments that are received by a Pledgor contrary to the provisions of paragraph (A) of this subsection shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Pledgor, and shall be forthwith paid over to the Administrative Agent as Pledged Collateral in the exact form received, to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Secured Obligations.

(f)     Release of Pledged Collateral. The Administrative Agent may release any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority lien on all Pledged Collateral not expressly released or substituted.

10.     [Intentionally Omitted.]

11.     Application of Proceeds. After the exercise of remedies provided for in Section 9.02 of the Credit Agreement (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02 of the Credit Agreement), any payments in respect of the Secured Obligations and any proceeds of the Pledged Collateral, when received by the Administrative Agent or any of the Secured Parties in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 9.03 of the Credit Agreement, and each Pledgor irrevocably waives the right to direct the application of such payments and proceeds.

12.     Continuing Agreement.

(a)     This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remains outstanding (other than in respect of unasserted indemnification and expense reimbursement obligations that survive the termination of this Pledge Agreement or obligations and liabilities under any Secured Swap Agreement or any Secured Treasury Management Agreement, in each case, not yet due and payable) and until all of the Commitments relating thereto have been terminated. Upon payment or other satisfaction of all Secured Obligations (other than in respect of unasserted indemnification and expense reimbursement obligations that survive the termination of this Pledge Agreement or obligations and liabilities under any Secured Swap Agreement or any Secured Treasury Management Agreement, in each case, not yet due and payable) and termination of all Commitments relating thereto, this Pledge Agreement and the liens and security interests of the Administrative Agent hereunder shall be automatically terminated and the Administrative Agent and the Secured Parties shall, upon the request and at the expense of the Pledgors, forthwith release all of its liens and security interests hereunder, shall return all certificates or instruments pledged hereunder and all other Collateral in its possession and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Pledgors evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

(b)     This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable and documented costs and expenses (including, without limitation, reasonable and documented attorneys’ fees and disbursements) incurred by the Administrative Agent or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

13.     Amendments and Waivers. This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.01 of the Credit Agreement; provided that any update or revision to Schedule 2(a) hereof delivered by any Pledgor shall not constitute an amendment for purposes of this Section 13 or Section 11.01 of the Credit Agreement.

14.     Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall be binding upon each Pledgor, its successors and assigns, and shall inure, together with the rights and remedies of the Administrative Agent and the Secured Parties hereunder, to the benefit of the Administrative Agent and the Secured Parties and their successors and permitted assigns; provided, however, none of the Pledgors may assign its rights or delegate its duties hereunder without the prior written consent of the requisite Lenders under the Credit Agreement.

15.     Notices. All notices required or permitted to be given under this Pledge Agreement shall be given as provided in Section 11.02 of the Credit Agreement.

16.     Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.

17.     Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

18.     Governing Law; Submission to Jurisdiction; Venue; WAIVER OF RIGHT TO TRIAL BY JURY. The terms of Sections 11.14 and 11.15 of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

19.     Severability. If any provision of this Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

20.     Entirety. This Pledge Agreement, the other Loan Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

21.     Survival. All representations and warranties of the Pledgors hereunder shall survive the execution and delivery of this Pledge Agreement, the other Loan Documents and the other documents relating to the Secured Obligations, the delivery of the Notes and the extension of credit thereunder or in connection therewith.

22.     Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real and other personal property owned by a Pledgor), or by a guarantee, endorsement or property of any other Person, then to the maximum extent permitted by applicable law the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuance of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the Secured Parties under this Pledge Agreement, under any of the other Loan Documents or under any other document relating to the Secured Obligations.

23.     Joint and Several Obligations of Pledgors.

(a)     Subject to subsection (c) of this Section 23, each of the Pledgors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Secured Parties, for the mutual benefit, directly and indirectly, of each of the Pledgors and in consideration of the undertakings of each of the Pledgors to accept joint and several liability for the obligations of each of them.

(b)     Subject to subsection (c) of this Section 23, each of the Pledgors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Pledgors with respect to the payment and performance of all of the Secured Obligations arising under this Pledge Agreement, the other Loan Documents and any other documents relating to the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Pledgors without preferences or distinction among them.

(c)     Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents or in any other documents relating to the Secured Obligations, the obligations of each Guarantor under the Credit Agreement, the other Loan Documents and the documents relating to the Secured Obligations shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

25.     Joinder. At any time after the date of this Pledge Agreement, one or more additional Persons may become party hereto by executing and delivering to the Administrative Agent a joinder agreement in accordance with the terms of the Credit Agreement. Immediately upon such execution and delivery of such joinder agreement (and without any further action), each such additional Person will become a party to this Pledge Agreement as an "Pledgor" and have all of the rights and obligations of a Pledgor hereunder and this Pledge Agreement and the schedules hereto shall be deemed amended by such joinder agreement.

26.     Amended and Restatement of Existing Pledge Agreement.

The parties to the Existing Pledge Agreement each hereby agrees that the Existing Pledge Agreement automatically shall be deemed amended, superseded and restated in its entirety by this Pledge Agreement. All indebtedness, obligations, liabilities and liens created by the Existing Pledge Agreement shall continue unimpaired and in full force and effect, as amended and restated in this Pledge Agreement. This Pledge Agreement does not constitute a novation of the obligations and liabilities existing under the Existing Pledge Amendment, and this Pledge Agreement evidences the obligations of the Pledgors under the Existing Pledge Agreement as continued and amended and restated hereby.

[Signature Pages Follow]

Each of the parties hereto has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGORS:	THE PROVIDENCE SERVICE CORPORATION, a Delaware corporation

	By:	/s/ Warren S. Rustand
	Name:	Warren S. Rustand
	Title:	Chief Executive Officer

AMERICAN WORK, INC. PROVADO TECHNOLOGIES, LLC

By:	/s/ Warren S. Rustand
Name:	Warren S. Rustand
Title:	President

FAMILY PRESERVATION SERVICES OF FLORIDA, INC.

By:	/s/ Robert E. Wilson
Name:	Robert E. Wilson
Title:	Secretary and Treasurer

HEALTH TRANS, INC. RED HOP TRANSPORTATION, INC. RIDE PLUS, LLC

By:	/s/ Warren S. Rustand
Name:	Warren S. Rustand
Title:	Chairman

LOGISTICARE SOLUTIONS, LLC

By:	/s/ Robert E. Wilson
Name:	Robert E. Wilson
Title:	Assistant Secretary and Treasurer

PLEDGE AGREEMENT

LOGISTICARE SOLUTIONS INDEPENDENT PRACTICE ASSOCIATION, LLC

By: LogistiCare Solutions, LLC, as Sole Member

By:	/s/ Robert E. Wilson
Name:	Robert E. Wilson
Title:	Assistant Secretary and Treasurer

A to Z In-Home Tutoring LLC

AlphaCare Resources, Inc.

Camelot Care Centers, Inc.

Children’s Behavioral Health, Inc.

Choices Group, Inc.

Dockside Services, Inc.

Drawbridges Counseling Services, LLC

Family-Based Strategies, Inc.

Family Preservation Services, Inc.

Family Preservation Services of North Carolina, Inc.

Family Preservation Services of Washington D.C., Inc.

Family Preservation Services of West Virginia, Inc.

Maple Star Nevada

Maple Star Washington, Inc.

Oasis Comprehensive Foster Care LLC

Providence Community Corrections, Inc.

Providence Community Services, Inc.

Providence Community Services, LLC

Providence Management Corporation of Florida

Providence of Arizona, Inc.

Providence Service Corporation of ALABAMA

PROVIDENCE SERVICE CORPORATION OF DELAWARE

Providence Service Corporation of Maine

Providence Service Corporation of Oklahoma

Providence Service Corporation of Texas

RAYSTOWN DEVELOPMENTAL SERVICES, INC.

RIO GRANDE MANAGEMENT COMPANY, L.L.C.

THE REDCO GROUP, INC.

Transitional Family Services, Inc.

W.D. Management, L.L.C.

By:	/s/ Warren S. Rustand
Name:	Warren S. Rustand
Title:	Chief Executive Officer

PLEDGE AGREEMENT

Accepted and agreed to as of the date first above written.

BANK OF AMERICA, N.A.,

as Administrative Agent

By: /s/ Kelly Weaver

Name: Kelly Weaver

Title: AVP

PLEDGE AGREEMENT

Schedule 2(a)

EQUITY INTERESTS

Issuer	Jurisdiction of Formation	Country/Region	Pledgor	Class of Equity Interests	% Outstanding Equity Interests Owned and Pledged by Pledgor[1]	Equity Interests Outstanding and Pledged[2]	Certificate No(s).
0798576 B.C. Ltd.	B.C. Canada	Canada	The Providence Service Corporation	Common Shares	100% owned (only 65% are pledged and constitute Pledged Shares)	100 shares owned (only 65 shares are pledged and constitute Pledged Shares)	1
A to Z In-Home Tutoring, LLC	Nevada	USA	The Providence Service Corporation	Membership Interest	100%	Sole Member LLC	Uncertificated
AlphaCare Resources, Inc.	Georgia	USA	The Providence Service Corporation	Common Shares	100%	7,000	4
AmericanWork, Inc.	Delaware	USA	The Providence Service Corporation	Common Shares	100%	3,750	8
Camelot Care Centers, Inc.	Illinois	USA	Providence Community Corrections, Inc.	Class A Voting Common Shares	100%	4	A-4
		USA	Providence Community Corrections, Inc.	Class B Voting Common Shares	100%	996	B-4
Children’s Behavioral Health, Inc.	Pennsylvania	USA	The Providence Service Corporation	Common Shares	100%	1,000	2
Choices Group, Inc.	Delaware	USA	The Providence Service Corporation	Common Shares	100%	100	3
Dockside Services, Inc.	Indiana,	USA	The Providence Service Corporation	Common Shares	100%	100	1
Drawbridges Counseling Services, LLC	Kentucky	USA	The Providence Service Corporation	Membership Interest	100%	Sole Member LLC	Uncertificated

_______________________

1 Unless otherwise stated, 100% of the outstanding Equity Interests owned are Pledged Shares.

2 Unless otherwise stated, all of the outstanding Equity Interests owned are Pledged Shares.

Issuer	Jurisdiction of Formation	Country/Region	Pledgor	Class of Equity Interests	% Outstanding Equity Interests Owned and Pledged by Pledgor[1]	Equity Interests Outstanding and Pledged[2]	Certificate No(s).
Family-Based Strategies, Inc. (f/k/a FamliSolutions, Inc.)	Delaware	USA	The Providence Service Corporation	Class A Common Shares	100%	84,700	1 through 14
Family Preservation Services, Inc.	Virginia	USA	The Providence Service Corporation	Common Shares	100%	25,000	5
Family Preservation Services of Florida, Inc.	Florida	USA	The Providence Service Corporation	Common Shares	100%	1,000	1
Family Preservation Services of North Carolina, Inc.	North Carolina	USA	The Providence Service Corporation	Common Shares	100%	1,000	1
Family Preservation Services of Washington, D.C. Inc.	District of Columbia	USA	The Providence Service Corporation	Common Shares	100%	1,000	1
Family Preservation Services of West Virginia, Inc.	West Virginia	USA	The Providence Service Corporation	Common Shares	100%	1,000	1
Health Trans, Inc.	Delaware	USA	LogistiCare Solutions, LLC	Common Shares	100%	1,000	12
LogistiCare Solutions, LLC	Delaware	USA	The Providence Service Corporation	Membership Interest	100%	Sole Member LLC	Uncertificated
LogistiCare Solutions Independent Practice Association, LLC	New York	USA	LogistiCare Solutions, LLC	Membership Interest	100%	Sole Member LLC	Uncertificated
Maple Star Nevada	Nevada	USA	The Providence Service Corporation	Common Shares	100%	2,000	5
Maple Star Washington, Inc.	Washington	USA	The Providence Service Corporation	Common Shares	100%	100	1
OASIS Comprehensive Foster Care LLC	Kentucky	USA	The Providence Service Corporation	Membership Interest	100%	Sole Member LLC	Uncertificated
Provado Technologies, LLC	Florida	USA	LogistiCare Solutions, LLC	Common Shares	100%	100	Uncertificated

Issuer	Jurisdiction of Formation	Country/Region	Pledgor	Class of Equity Interests	% Outstanding Equity Interests Owned and Pledged by Pledgor[1]	Equity Interests Outstanding and Pledged[2]	Certificate No(s).
Providence Community Corrections, Inc. (f/k/a Camelot Care Corporation)	Delaware	USA	The Providence Service Corporation	Common Shares	100%	1,000	12
Providence Community Services, Inc. (f/k/a Pottsville Behavioral Counseling Group, Inc.)	Pennsylvania	USA	The Providence Service Corporation	Common Shares	100%	3,000	7
Providence Community Services, LLC	Delaware	USA	The Providence Service Corporation	Membership Interest	100%	Sole Member LLC	Uncertificated
Providence Management Corporation of Florida	Florida	USA	The Providence Service Corporation	Common Shares	100%	1,000	1
Providence of Arizona, Inc.	Arizona	USA	The Providence Service Corporation	Common Shares	100%	2,100	9
Providence Service Corporation of Alabama	Alabama	USA	The Providence Service Corporation	Common Shares	100%	100	1
Providence Service Corporation of Delaware	Delaware	USA	The Providence Service Corporation	Common Shares	100%	1,000	1
Providence Service Corporation of Maine	Maine	USA	The Providence Service Corporation	Common Shares	100%	1,000	1
Providence Service Corporation of Oklahoma	Oklahoma	USA	The Providence Service Corporation	Common Shares	100%	1,000	1
Providence Service Corporation of Texas	Texas	USA	The Providence Service Corporation	Common Shares	100%	1,000	CS-01
Raystown Developmental Services, Inc.	Pennsylvania	USA	The Redco Group, Inc.	Common Shares	100%	100	3
Red Top Transportation, Inc.	Florida	USA	LogistiCare Solutions, LLC	Common Shares	100%	5,320	14
Ride Plus, LLC	Delaware	USA	The Providence Service Corporation	Membership Interest	100%	Sole Member LLC	Uncertificated

Issuer	Jurisdiction of Formation	Country/Region	Pledgor	Class of Equity Interests	% Outstanding Equity Interests Owned and Pledged by Pledgor[1]	Equity Interests Outstanding and Pledged[2]	Certificate No(s).
Rio Grande Management Company, L.L.C.	Arizona	USA	The Providence Service Corporation	Membership Interest	100%	Sole Member LLC	Uncertificated
The Redco Group Inc.	Pennsylvania	USA	The Providence Service Corporation	Common Shares	100%	100	1
Transitional Family Services, Inc.	Georgia	USA	The Providence Service Corporation	Common Shares	100%	9,500	4
W.D. Management, L.L.C.	Missouri	USA	The Providence Service Corporation	Membership Interest	100%	Sole Member LLC	Uncertificated

EXHIBIT 4(a)

Form of Irrevocable Stock Power

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following shares of capital stock of ____________________, a ____________ corporation:

Number of Shares	Certificate Number

and irrevocably appoints __________________________________ its agent and attorney-in-fact to transfer all or any part of such capital stock and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

[HOLDER]

By:
Name:
Title: